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                                  EXHIBIT 21


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                                                                      EXHIBIT 21


         Information relating to certain of the subsidiaries of Peoples Heritage Financial Group, Inc. is set forth below. All of the indicated subsidiaries are directly or indirectly wholly-owned by Peoples Heritage Financial Group, Inc.


         Direct Subsidiaries:

                  Name                                    Jurisdiction of Incorporation
                  ----                                    -----------------------------
         Peoples Heritage Bank                                     Maine
         Bank of New Hampshire Corporation                         New Hampshire
         Peoples Heritage Merger Corp.                             Maine

         Indirect Subsidiaries:

                  Name                                    Jurisdiction of Incorporation
                  ----                                    -----------------------------
         Bank of New Hampshire(1)                                  New Hampshire
         Family Bank, FSB(2)                                       United States
         Heritage Investment Planning Group, Inc. (3)              Maine
         Peoples Heritage Leasing Corp. (3)                        Maine
         Peoples Heritage Mortgage Corporation(3)                  Maine




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     (1)  Subsidiary of Bank of New Hampshire Corporation

     (2)  Subsidiary of Peoples Heritage Merger Corp.

     (3)  Subsidiary of Peoples Heritage Bank.